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                        [Letterhead of Foley & Lardner]

                                                                       EXHIBIT 5


                               February 14, 2002

Entravision Communications Corporation
2425 Olympic Boulevard, Suite 6000 West
Santa Monica, California 90404

     Re:  Class A Common Stock of Entravision Communications Corporation
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Ladies and Gentlemen:

     We have acted as counsel to Entravision Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the Company's registration statement on Form S-8 (the "Registration Statement"), relating to an offering by the Company of up to a total of 1,200,000 shares of the Company's Class A Common Stock, par value $0.0001 per share, (the "Shares") upon election by eligible employees of the Company to purchase Shares under the Company's 2001 Employee Stock Purchase Plan (the "Plan").

     For purposes of this opinion, we have reviewed the Plan, and the Registration Statement and the Exhibits thereto. In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed that the signatures on all documents that we have reviewed are genuine and that the Shares will conform in all material respects to the description thereof set forth in the Registration Statement.

     Based on the foregoing, we are of the opinion:

     1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

     2.   When the following events shall have occurred:

          (a) the Registration Statement is filed, at which time it will become effective under the Act, pursuant to General Instruction D to Form S-8, and

          (b) the Shares shall have been paid for and issued in accordance with the terms of the Plan,
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the Shares thus sold will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the
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Registration Statement.

                               Very truly yours,

                              /s/ Foley & Lardner

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